Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 8, 2009 among STANDARD PACIFIC ESCROW LLC, a Delaware limited liability company (the “Initial Issuer”), STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), the subsidiaries of the Company party hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Initial Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”) dated as of September 17, 2009, in respect of the issuance of an aggregate principal amount of $280,000,000 of 10.750% Senior Notes due 2016 (the “Notes”);

WHEREAS the gross proceeds of the issuance of the Notes and other funds were deposited by the Initial Issuer into the Escrow Account at the closing of the offering of the Notes;

WHEREAS immediately after the execution of this Supplemental Indenture, the proceeds of the issuance of the Notes will be released from the Escrow Account pursuant to Section 4(a) of the Escrow Agreement (the “Escrow Release”);

WHEREAS pursuant to Section 4.18 of the Indenture, as conditions to the Escrow Release, (i) the Company is required to execute and deliver this Supplemental Indenture and thereby to assume all of the obligations of the Initial Issuer under the Notes and the Indenture and to succeed the Initial Issuer as the “Company” under the Indenture and cause the Initial Issuer to be released from all obligations under the Notes and the Indenture and (ii) the Guarantors are required to execute and deliver this Supplemental Indenture and thereby to jointly and severally with all other Guarantors, unconditionally guarantee the obligations of the Company under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Initial Issuer, the Company and the Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Assume; Release. The Company hereby assumes all of the obligations of the Initial Issuer under the Notes and the Indenture and hereafter shall be deemed the “Company” for all purposes under the Notes and the Indenture. The Initial Issuer is hereby released from all obligations under the Notes and the Indenture.

3. Agreement to Guarantee. The Guarantors hereby agree jointly and severally with all other Guarantors, to unconditionally guarantee the obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article Four of the Indenture shall be deemed to have been applicable to the Company and its Restricted Subsidiaries beginning as of the Original Issue Date as if the Company and its Restricted Subsidiaries had been parties thereto on such date, and any action or inaction taken by the Company or its Restricted Subsidiaries after the Original Issue Date and prior to the date hereof prohibited by the Indenture, shall be deemed a Default by the Company or its Restricted Subsidiaries, as applicable, under the Indenture as of the date hereof. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

9. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

10. No Recourse Against Others. A director, officer, employee, controlling person, manager or equity holder, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

11. Successors and Assigns. All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

2

12. Severability. In case any one or more of the provisions contained in this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or the Notes.

13. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

c/o Standard Pacific Corp.

26 Technology

Irvine, California 92618

Attn: Secretary

14. Amendments and Modification. This Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

[Signature Pages Follow.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

“Initial Issuer”

STANDARD PACIFIC ESCROW LLC

By:	Standard Pacific Investment Corp., its sole member

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	President & Chief Executive Officer

“Company”

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	President & Chief Executive Officer

“Guarantors”

BARRINGTON ESTATES, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LAGOON VALLEY RESIDENTIAL, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LB/L-DUC II FRANCESCHI, LLC,

By:	STANDARD PACIFIC CORP., ITS MANAGER

SPNS GOLDEN GATE, LLC,

By:	STANDARD PACIFIC CORP., ITS MANAGER

Signature Page to First Supplemental Indenture

STANDARD PACIFIC 1, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 2, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	President & Chief Executive Officer

CH CONSTRUCTION, INC.

CH FLORIDA, INC.

HILLTOP RESIDENTIAL, LTD.

BY:	RESIDENTIAL ACQUISITION GP, LLC, ITS GENERAL PARTNER

HSP ARIZONA, INC.

HSP TUCSON, INC.

HWB CONSTRUCTION, INC.

HWB INVESTMENTS, INC.

PALA VILLAGE INVESTMENTS, INC.

RESIDENTIAL ACQUISITION GP, LLC

SP COLONY INVESTMENTS, INC.

SP COPPENBARGER INVESTMENTS, INC.

SP LA FLORESTA, INC.

STANDARD PACIFIC 1, INC.

Signature Page to First Supplemental Indenture

STANDARD PACIFIC OF ARIZONA, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA

BY:	STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF FLORIDA GP, INC.

STANDARD PACIFIC OF FULLERTON, INC.

STANDARD PACIFIC OF ILLINOIS, INC.

STANDARD PACIFIC OF JACKSONVILLE GP, INC.

STANDARD PACIFIC OF JACKSONVILLE

BY:	STANDARD PACIFIC OF JACKSONVILLE GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTH FLORIDA

BY:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTHWEST FLORIDA

BY:	STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.

Signature Page to First Supplemental Indenture

STANDARD PACIFIC OF TAMPA

BY:	STANDARD PACIFIC OF TAMPA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

STANDARD PACIFIC OF TUCSON, INC.

STANDARD PACIFIC OF WALNUT HILLS, INC.

WESTFIELD HOMES USA, INC.

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	Chief Executive Officer

STANDARD PACIFIC OF COLORADO, INC.

By:	/s/ Timothy C. Little
Name:	Timothy C. Little
Title:	President, Principal Financial and Accounting Officer & Treasurer

Signature Page to First Supplemental Indenture

“Trustee”

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

Signature Page to First Supplemental Indenture